EXHIBIT 10.3
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                          SUBORDINATION AGREEMENT


        THIS SUBORDINATION AGREEMENT (the "Agreement") is made as of the 20th day of October, 1997, by and among NPM Capital LLC, a Delaware limited liability company with an address c/o Pembroke Companies, Inc., 1400 Colorado Street, No. C, Boulder City, Nevada 89005 ("NPM"), NPO Management LLC, a Delaware limited liability company with an address c/o Millennium Financial Services, Inc., 70 East 55th Street, 6th Floor, New York, New York 10022 ("NPO"; NPM and NPO are sometimes hereinafter collectively referred to as the "Senior Creditor"), Bridge Capital, LLC, a Delaware limited liability company having an office at 450 Park Avenue, New York, New York 10017 (the "Junior Creditor"), and DVL, Inc., a Delaware corporation having an office at 24 River Road, Bogota, New Jersey 07603 (the "Borrower").

                            W I T N E S S E T H:
                            - - - - - - - - - -

        WHEREAS, NPM and the Borrower are parties to an Amended and Restated Loan Agreement dated as of March 27, 1996, as the same has been amended as of July 10, 1996, September 27, 1996 and March 6, 1997 (the "Loan Agreement"), pursuant to which, among other things, NPM acquired approximately $7.5 million of outstanding indebtedness of the Company and advanced additional sums to the Company (the "NPM Loan"); and

        WHEREAS, concurrently with the execution of the Loan Agreement, NPO, the Borrower and certain other parties entered into an Asset Servicing Agreement (the "Servicing Agreement") pursuant to which, among other things, the Borrower engaged NPO to assist the Borrower to perform certain services with respect to the ownership, sale, financing and asset management of certain of the Borrower's assets; and

        WHEREAS, the Borrower's obligations to NPM arising out of and relating to the Loan Agreement are, among other things, secured by the pledge by the Borrower of, and the grant by the Borrower to NPM of a first priority perfected security interest in, certain of the Borrower's assets (the "Collateral"), all as more specifically set forth in that certain Security, Pledge and Guaranty Agreement and Stock Pledge and Guaranty Agreement entered into by the Borrower and NPM concurrently with the execution of the Loan Agreement; and

        WHEREAS, the Borrower's obligations to NPO arising out of and relating to the Servicing Agreement are, among other things, secured by the pledge by the Borrower of, and the grant by the Borrower to NPO of a perfected security interest in, the Collateral (the "NPO Security Interest"), all as more specifically set forth in that certain Security Pledge and Guaranty Agreement and Stock Pledge and Guaranty Agreement entered into by the Borrower and NPO concurrently with the execution of the Servicing Agreement; and

        WHEREAS, the NPO Security Interest in the Collateral is subordinate to the lien in such Collateral granted by the Borrower to NPM, but otherwise senior to all other liens which may be granted by the Borrower with respect to the Collateral except as otherwise set forth on Schedule A hereto; and

      WHEREAS, concurrently with the execution of this Agreement, the Borrower, the Junior Creditor and NPM are entering into a Fourth Amendment to Loan Agreement (the "Amendment") pursuant to which, among other things, the Loan Agreement is being further amended to (i) include the Junior Creditor as a Lender thereunder and (ii) provide for the loan by the Junior Creditor to the Borrower of up to $1,760,000 (the "Subordinated Loan") for the express purpose of financing the Borrower's acquisition, together with related costs and expenses, of the Borrower's outstanding 10% Redeemable Promissory Notes due December 31, 2005 (the Loan Agreement, as further amended by the Amendment, being hereinafter referred to as the "Amended Loan Agreement"); and

         WHEREAS, the Borrower's obligations to the Junior Creditor arising out of and relating to the Subordinated Loan are secured by the pledge by the Borrower to the Junior Creditor of, and the grant by the Borrower to the Junior Creditor of a security interest in, the Collateral; and

        WHEREAS, the Senior Creditor and the Junior Creditor desire to set forth their relative rights with respect to the Borrower's obligations due them pursuant to the Amended Loan Agreement and the Servicing Agreement and the Collateral securing such obligations as follows.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.  DEFINITIONS.

           (a) Any capitalized term which is used herein but is not otherwise defined shall have the meaning given to it in the Amended Loan Agreement.

        (b) In addition to the terms defined elsewhere herein, as used herein, the following capitalized terms shall have the meanings indicated:

           (i) "BANKRUPTCY PROCEEDING" shall mean any voluntary or involuntary bankruptcy, insolvency, reorganization, receivership, liquidation, or similar proceeding, whether commenced or continued under applicable federal, state or local law.

              (ii) "ENFORCEMENT ACTION" shall mean, with respect to the Senior Debt or the Subordinated Debt, any action to collect all or any portion of the Senior Debt or the Subordinated Debt or to enforce any of the material rights and remedies of the holder of the Senior Debt or the Subordinated Debt,


                                         2

including, but not limited to: (i) commencing or pursuing legal proceedings to collect any amounts owed with respect to the Senior Debt or the Subordinated Debt; (ii) executing upon, or otherwise enforcing, any judgment obtained with respect to amounts owed on the Senior Debt or the Subordinated Debt; (iii) commencing or pursuing any judicial or nonjudicial proceedings to foreclose upon, acquire any interest in, or to acquire title in lieu of foreclosure as to, all or any portion of the Collateral; or (iv) taking possession of, seeking the appointment of a receiver for, or taking any other action to realize upon, all or any portion of the Collateral.

        (iii) "NPM NOTES" shall mean (a) that certain promissory note of the Borrower in the original principal amount of $8,360,000 issued by the Borrower to NPM on September 27, 1996 and evidencing the Borrower's monetary obligations to NPM pursuant to the Amended Loan Agreement as of that time, (b) that certain promissory note of the Borrower in the original principal amount of $200,000 issued by the Borrower to NPM as of March 6, 1997 and evidencing the Borrower's further monetary obligations to NPM as of the date of issuance of such $200,000 note pursuant to the Loan Agreement and (c) any promissory notes or other instruments evidencing any Permitted Working Capital Advances, as such NPM Notes may be amended, extended, renewed, refinanced, increased, supplemented or assigned from time to time.

        (iv) "SENIOR DEBT" shall mean all of the following: (A) the aggregate principal indebtedness under the NPM Notes outstanding from time to time; (B) all interest accrued and accruing on the aggregate principal outstanding under the NPM Notes from time to time; (C) all amounts payable by Borrower to NPO pursuant to the Servicing Agreement; (D) all costs actually incurred by the Senior Creditor in commencing or pursuing any Enforcement Action(s) with respect to the amounts described in clauses (A), (B) and (C), including, without limitation, reasonable attorneys' fees and disbursements; (E) any advances made by the Senior Creditor to protect the Collateral or the rights of the Senior Creditor with respect to the Collateral; and (F) subject to the next sentence, all other indebtedness, monetary liabilities and monetary obligations from time to time owed by the Borrower to the Senior Creditor under any of the Loan Documents, PROVIDED, HOWEVER, that following the satisfaction, in their entirety, of all obligations of Borrower under the NPM Notes and the Servicing Agreement (other than obligations arising solely from the indemnification provisions set forth in the Servicing Agreement), Senior Debt shall not include any indebtedness, monetary liabilities or monetary obligations arising solely from the indemnification provisions set forth in the Servicing Agreement. For purposes of this Agreement, "Senior Debt" shall not include, however, any Subordinated Debt.

        (v) "STANDSTILL NOTICE" shall mean a written notice from the Senior Creditor to the Junior Creditor indicating that an Event of Default has occurred and is continuing under and as defined in the Amended Loan Agreement.

       (vi) "STANDSTILL PERIOD" shall mean that period of time commencing upon the delivery of a Standstill Notice from the Senior Creditor to the Junior Creditor and expiring on that date which is the earliest to occur of
(A) that date upon which the Event of Default(s) described in the Standstill Notice and any other Events of Default arising thereafter have been cured in


                                         3
full, (B) that date upon which all of the Senior Debt has been repaid in full and discharged or (C) that date which is 180 days following the date of delivery of a Standstill Notice, PROVIDED, HOWEVER, that the Senior Creditor shall not be permitted to deliver to the Junior Creditor more than one Standstill Notice during any 365-day period.

        (vii) "SUBORDINATED DEBT" shall mean all of the following: (A) the aggregate principal indebtedness under the Subordinated Note outstanding from time to time; (B) all interest accrued and accruing on the aggregate principal outstanding under the Subordinated Note from time to time; (C) the aggregate principal indebtedness under all other promissory notes of the Borrower issued from time to time to the Junior Creditor in satisfaction of the Borrower's interest obligations under the Subordinated Note, together with all interest accrued and accruing on the aggregate principal outstanding under such other notes from time to time; (D) all costs actually incurred by the Senior Creditor in commencing or pursuing any Enforcement Action(s) with respect to the amounts described in clauses (A), (B) and (C), including, without limitation, reasonable attorneys' fees and disbursements; (E) any advances made by the Junior Creditor to protect the Collateral or the rights of the Junior Creditor with respect to the Collateral and (F) all other indebtedness, monetary liabilities and monetary obligations from time to time owed by the Borrower to the Junior Creditor.

        (viii) "SUBORDINATED NOTE" shall mean that certain promissory note of the Borrower in the original principal amount of $1,760,000 issued by the Borrower to the Junior Creditor concurrently with the execution of the Amendment.

        2.  SUBORDINATED DEBT SUBORDINATED TO SENIOR DEBT.

        (a) The Borrower covenants and agrees for itself and its successors and assigns, and the Junior Creditor covenants and agrees for itself and its successors and assigns, that, to the extent and in the manner hereinafter set forth in this Section, the payment of Subordinated Debt is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash, cash equivalents, securities or other property of all Senior Debt.
So long as the Senior Debt is not paid in full in cash or cash equivalents, the Borrower shall not make any payment on account of the Subordinated Debt, provided, however, that so long as no Event of Default (as defined in each of the Amended Loan Agreement and the Servicing Agreement) exists or is continuing, the Borrower shall pay to the Junior Creditor when due and owing pursuant to the terms of the Amendment, any Prepayments and the PIK Notes of the Borrower (as defined in the Amendment) in satisfaction of the Borrower's then owing interest obligations to the Junior Creditor pursuant to the Amendment. The provisions of this Section 2 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and each such holder is hereby made an obligee hereunder the same as if its name were written herein as such and is entitled to enforce the provisions of this Section 2, subject to provisions hereof, without any act or notice of acceptance hereof or reliance hereon.



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        3.  STANDSTILL PERIOD; RESTRICTIONS ON PAYMENT AND ENFORCEMENT OF
            SUBORDINATED DEBT.

        (a) The Junior Creditor acknowledges that, notwithstanding anything to the contrary set forth herein, the Junior Creditor's right to pursue any Enforcement Action against the Borrower independent of the Senior Creditor at any time while Senior Debt remains outstanding shall be limited to the circumstance where the Borrower fails to (i) remit any Prepayments pursuant to the Amendment to the Junior Creditor or (ii) issue to the Junior Creditor the PIK Notes pursuant to the Amendment in satisfaction of the Borrower's then owing interest obligations to the Junior Creditor.

        (b) Following receipt by the Junior Creditor of a Standstill Notice that the Senior Creditor is entitled to send, and during the pendency of any Standstill Period, the Junior Creditor shall not accelerate, demand, sue for, commence or pursue any Enforcement Action or other proceeding, nor take, receive, accept or retain any payment or distribution of any character (whether in cash, securities or other property) on account of the principal, interest or other charges owed on or with respect to any of the Subordinated Debt until all of the Senior Debt shall have been paid in full.

       (c) If the Junior Creditor has commenced an Enforcement Action or taken any other steps prohibited by the terms of this Section 3 prior to the receipt by it of a Standstill Notice from the Senior Creditor, then, upon receipt of a Standstill Notice, the Junior Creditor shall take no further actions except that the Junior Creditor shall take all of those actions necessary or appropriate to cease, delay or suspend (to the fullest extent practicable) all ongoing or pending actions of the type prohibited by the terms of Section 3(b) above.

       (d) Concurrently with the delivery of a Standstill Notice to the Junior Creditor, the Senior Creditor shall deliver a copy of such Standstill Notice to the Borrower. The Borrower shall not make, cause to be made, or permit to be made, any payments on account of any of the Subordinated Debt in violation of the restrictions set forth in this Agreement.

        (e) Notwithstanding the prohibitions imposed by Section 3, the Junior Creditor shall be entitled to appear in, join, intervene or otherwise become involved in, any pending Enforcement Action undertaken by the Senior Creditor to the extent reasonably necessary or appropriate to protect and defend the rights of the Junior Creditor with respect to the Subordinated Debt or the Collateral, subject, however, to the priority accorded to the Senior Creditor under the terms of this Agreement.

        4. CHANGES TO SUBORDINATED DEBT. While this Agreement remains in effect, the Junior Creditor and the Borrower covenant and agree with the Senior Creditor that neither the Junior Creditor nor the Borrower will do any of the following without the prior written consent of the Senior Creditor, which consent may be withheld for any reason whatsoever, in the Senior Creditor's sole discretion: (a) make additional advances or otherwise increase the maximum amount of indebtedness permitted under the Subordinated Note; (b) enter into any new notes (other than the PIK Notes), loan agreements or other arrangements for the borrowing of money from the Junior Creditor to the Borrower; (c) modify, amend, supplement, consolidate or recast the Subordinated Note or any of the terms or conditions of the Subordinated Note or the Subordinated Debt (including the PIK Notes) in order to increase the maximum principal amount due thereunder or to increase the applicable interest rate (or default interest rate); or (d) assign any of the rights of the Junior Creditor or delegate any of the duties or obligations of the Junior Creditor under the Subordinated Note or Subordinated Debt to any other party or parties, except as otherwise expressly permitted in the Amendment.

        5. PAYMENTS DURING BANKRUPTCY PROCEEDINGS. In the event of the institution of and in connection with any Bankruptcy Proceedings relative to the Borrower or any property of the Borrower or any proceedings to liquidate, dissolve, wind-up or terminate the Borrower (whether or not involving any Bankruptcy Proceedings):

         (a) All Senior Debt shall be paid in full first before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of any of the Subordinated Debt; and

         (b) Any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms hereof) be payable or deliverable on account of any of the Subordinated Debt shall be paid or delivered directly to the Senior Creditor, until all of the Senior Debt shall have been paid in full, and the Junior Creditor hereby irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, conservators and others having authority to effect all such payments and deliveries.

         6. FURTHER ASSURANCES. The Junior Creditor shall execute and deliver to the Senior Creditor all such further instruments confirming the authorization referred to in Section 5(b) above and all such other powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other actions as may be reasonably requested by the Senior Creditor in order to enable the Senior Creditor to enforce all of its rights hereunder and all claims of the Senior Creditor upon or with respect to the Subordinated Debt, and failing execution of such instruments or taking of such actions by the Junior Creditor, the Senior Creditor is hereby authorized and empowered to execute and perform same on behalf of the Junior Creditor. The provisions of Section 5 above and this Section 6 shall not be construed as a waiver by the Junior Creditor of its right to vote upon or participate in any plan of reorganization involving the Borrower.

        7. PAYMENTS RECEIVED BY THE JUNIOR CREDITOR. Any payments or distributions received by the Junior Creditor from or on behalf of the Borrower, whether in cash, securities or other property, in contravention of the terms of this Agreement prior to the payment in full of all of the Senior Debt shall: (a) be held by the Junior Creditor as trustee of an express trust for the benefit of the Senior Creditor as sole beneficiary; and (b) be paid over to the Senior Creditor for application by the Senior Creditor to all Senior Debt remaining unpaid until such time as the Senior Debt shall have been paid in full. The Junior Creditor hereby assigns to the Senior Creditor all rights of the Junior Creditor to any such payments or distributions and agrees to provide the Senior Creditor with prompt written notice of the receipt of the same. The Senior Creditor may exercise all rights to such payments or distributions in the Senior Creditor's name or in the name of the Junior Creditor. The Junior Creditor covenants and agrees to execute and deliver such instruments and to take such actions as may be reasonably required by the Senior Creditor to enable the Senior Creditor to enforce its claims thereto. Any payments or distributions received by the Senior Creditor from the Junior Creditor in excess of the amount sufficient to pay all of the Senior Debt in full shall be returned by the Senior Creditor to the Junior Creditor.

        8. SUBORDINATED NOTE AND OTHER INSTRUMENTS. Each of the Subordinated Note, the PIK Notes and any other instrument constituting a portion of the Subordinated Debt shall indicate conspicuously on the face thereof that such
Note is subject to the terms of this Agreement.

     9. COLLATERAL PRIORITY. Notwithstanding anything to the contrary contained in any other instrument or document delivered in connection with the Subordinated Debt or otherwise (including, but not limited to, any prior perfection of a security interest or Lien), any Liens or security interests now or hereafter held by the Junior Creditor in any Collateral for any portion of the Subordinated Debt shall be junior and subordinate to any Liens and security interests now or hereafter held by the Senior Creditor in the same Collateral, and the Junior Creditor hereby expressly subordinates all of such Junior Creditor's Liens, mortgages, and security interests in and to the Collateral to the Liens, mortgages, and security interests of the Senior Creditor in the same Collateral. So long as the Senior Debt remains unpaid, the Senior Creditor may, at all times, in its sole discretion, exercise any and all rights, remedies and powers which it now has or may hereafter acquire with respect to any of the Collateral securing the Senior Debt, all without the necessity of obtaining any consent or approval of the Junior Creditor.
In furtherance of the provisions of this Section 9, the Junior Creditor covenants and agrees to execute, acknowledge and deliver to the Senior Creditor such additional instruments or documents as may be reasonably necessary to confirm the foregoing.

        10. SECURITY INTEREST DOCUMENTATION. Notwithstanding anything to the contrary set forth herein, simultaneously with the time that all of the Senior Debt is satisfied in its entirety, (i) Borrower shall execute and deliver all assignments, financing statements, mortgages, deeds of trust and any other documents reasonably requested by the Junior Creditor in order for the Junior Creditor to perfect its Lien with respect to the Collateral and (ii) the Senior Creditor shall execute and deliver, without recourse and without representation or warranty (express or implied), all assignments to relevant financing statements, mortgages and deeds of trust previously filed by the Senior Lender with respect to the Collateral, all as may reasonably be requested by the Junior Lender.

       11. REPRESENTATIONS AND WARRANTIES OF THE JUNIOR CREDITOR. The Junior Creditor hereby represents and warrants to the Senior Creditor as follows: (a) attached hereto as Exhibit "A" is a true, correct and complete copy of the Subordinated Note held by the Junior Creditor; (b) the Subordinated Note has not been modified, amended or rescinded and remains in full force and effect;

(c) as of the date hereof, no other promissory notes, agreements or other documents or instruments evidencing the Subordinated Debt exist other than the Subordinated Note and the Amended Loan Agreement; (d) the Junior Creditor has full power and authority to enter into this Agreement and to perform in accordance with its terms and conditions; (e) upon execution and delivery of this Agreement by the Junior Creditor, this Agreement shall constitute the valid and binding obligation of the Junior Creditor, enforceable against the Junior Creditor in accordance with its terms, subject to the customary qualifications involving equitable principles and bankruptcy; and (f) neither the execution and delivery of this Agreement, nor the performance by the Junior Creditor of this Agreement in accordance with its terms, will violate any applicable laws or regulations nor constitute a default under, or breach of, any agreement to which the Junior Creditor is a party or by which the Junior Creditor or any of the assets or properties of the Junior Creditor is bound; provided, however, that no representation or warranty is made with respect to any agreement to which the Borrower is a party or by which any of the assets or properties of the Borrower is bound.

          12. REPRESENTATIONS AND WARRANTIES OF EACH SENIOR CREDITOR. Each Senior Creditor hereby represents and warrants to the Junior Creditor as follows: (a) attached hereto as Exhibit "B" are true, correct and complete copies of the NPM Notes held by the Senior Creditor; (b) the NPM Notes have not been modified, amended or rescinded and remain in full force and effect;
(c) as of the date hereof, no other promissory notes, agreements or other documents or instruments evidencing the Senior Debt exist other than the NPM Notes, the Amended Loan Agreement, the Servicing Agreement and the other Loan Documents; (d) each Senior Creditor has full power and authority to enter into this Agreement and to perform in accordance with its terms and conditions; (e) upon execution and delivery hereof by each Senior Creditor, this Agreement shall constitute the valid and binding obligation of each Senior Creditor, enforceable against each Senior Creditor in accordance with its terms, subject to the customary qualifications involving equitable principles and bankruptcy; and (f) neither the execution and delivery of this Agreement, nor the performance by each Senior Creditor in accordance with its terms, will violate any applicable laws or regulations nor constitute a default under, or breach of, any agreement to which each Senior Creditor is a party or by which each Senior Creditor or any of its assets or properties are bound.

          13. CONTINUING SUBORDINATION. This Agreement is a continuing agreement of subordination; it shall apply to, and the Subordinated Debt shall remain subordinated to, any and all modifications, amendments, extensions, renewals and refinancings of the Senior Debt or any portion thereof.

          14. ACTIONS BY SENIOR CREDITOR. The Junior Creditor hereby consents and agrees that the Senior Creditor may, at any time, and from time to time, without further consent from the Junior Creditor, either with or without consideration, and without impairing or affecting any of the Senior Creditor's rights under this Agreement, take any of the following actions:
(a) surrender any property or other security of any kind or nature whatsoever held by the Senior Creditor or by anyone else on behalf of the Senior Creditor, that secures any or all of the Senior Debt; (b) substitute for any Collateral so held by the Senior Creditor, other collateral of like kind, or of any kind; or (c) modify, amend or supplement the terms of any or all of the Loan Documents, provided, however, that no such modification, amendment or supplement shall have the intended effect of impairing or otherwise adversely affecting the existing rights of the Junior Creditor with respect to the Subordinated Debt. No such action which the Senior Creditor shall take or fail to take shall release the Junior Creditor from any of its obligations hereunder, affect this Agreement in any way, or afford the Junior Creditor any recourse against the Senior Creditor.

     15. BORROWER'S OBLIGATIONS NOT LIMITED. Subject to the provisions of this Agreement and the rights of the Senior Creditor hereunder, as between the Borrower and the Junior Creditor, nothing contained herein shall impair the unconditional and absolute obligation of the Borrower to the Junior Creditor to pay the Subordinated Debt as such Subordinated Debt shall become due and payable in accordance with the terms of the Subordinated Note and nothing shall prevent or impair the Junior Creditor from exercising all rights and remedies with respect thereto provided by the terms of the Subordinated Note and the Amended Loan Agreement.

      16. REINSTATEMENT. If, at any time, any payment in respect of Senior Debt is rescinded or must otherwise be restored or returned by the holder of such Senior Debt in connection with any Bankruptcy Proceeding or Enforcement Action, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of the Borrower's property, the obligations of the holders of Subordinated Debt under this Agreement shall continue to be effective, or be reinstated as of the time such payment in respect of Senior Debt is so rescinded or must otherwise be restored, as the case may be, all as though such payment has not then been made.

    17. WAIVER BY THE JUNIOR CREDITOR. To the extent not otherwise inconsistent with the terms of this Agreement, the Junior Creditor hereby waives any and all notices (other than a Standstill Notice or any other notices expressly contemplated under this Agreement) with respect to the subject matter of this Agreement, including, but not limited to, notice of acceptance of this Agreement, notice of the making of investments in, or loans or advances to, the Borrower, notices of any extensions, renewals, refinancings or modifications of all or any portion of the Senior Debt (to the extent permitted by this Agreement), notices of any releases of Collateral or guarantors or other indulgences of any character, or notices of the occurrence or declaration of any default or the taking of any Enforcement Action.

      18. SUBROGATION. After repayment in full of all of the Senior Debt and prior to repayment in full of the Subordinated Debt, the Junior Creditor shall be subrogated to the rights of the Senior Creditor to the extent that distributions otherwise payable to the Junior Creditor have been applied to the payment of the Senior Debt in accordance with the provisions of this Agreement. The Senior Creditor shall not have any obligation or duty to protect the Junior Creditor's rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall the Senior Creditor be liable for any loss to, or impairment of, any subrogation rights held by the Junior Creditor.

      19. NO ORAL MODIFICATIONS OR WAIVERS; GOVERNING LAW. This Agreement may not be modified orally nor any of its provisions waived, but only in a writing signed by the party against whom such modification or waiver is sought to be enforced. This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflicts of law.

      20.  NO WAIVER OF SUBORDINATION PROVISIONS.

        No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by any such holder, or by any noncompliance by the Borrower with the terms, provisions and covenants respecting the Subordinated Debt contained in the Loan Documents, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time and in their absolute discretion, without incurring duties or other obligations to any holders of Subordinated Debt and without impairing or releasing the subordination and other benefits provided in this Agreement or the obligations of the holders of the Subordinated Debt to the holders of the Senior Debt, do any one or more of the following, all without notice to or assent from the holders of the Subordinated Debt and even if any right of reimbursement or subrogation or other right or remedy of any such holder is affected, impaired or extinguished thereby:

        (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter, the terms of any Senior Debt, any security therefor or guarantee thereof or any liability of the Borrower or any other guarantor to such holder, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, modify or supplement in any manner Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding; provided, however, that the holders of the Senior Debt may not, without the prior written consent of the holders of the Subordinated Debt, (i) increase the interest rate (or default interest rate) charged with respect to any, (ii) shorten the Scheduled Maturity date of any or (iii) accelerate the required rate of amortization of any, Senior Debt. The prohibitions contained in clauses (i), (ii) and (iii) of the immediately preceding stance shall not in any way, however, limit or otherwise restrict the mandatory payments of principal and accrued interest due the Senior Creditor pursuant to Article 2 of the Amended Loan Agreement.

        (b) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of the Borrower or any other guarantor to such holder, or any liability incurred directly or indirectly in respect thereof;





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        (c)  settle or compromise any Senior Debt or any other liability of the Borrower or any other guarantor of the Senior Debt to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Debt) in any manner or order; and

         (d) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other guarantor or any other person, elect any remedy and otherwise deal freely with the Borrower and any security and any other guarantor of the Senior Debt or any liability of the Borrower or any other guarantor to such holder or any liability incurred directly or indirectly in respect thereof.

        21. SEVERABILITY; CAPTIONS. If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement, which shall be deemed severable. The captions and paragraph headings herein shall not be considered part of this Agreement.

       22. ENTIRE AGREEMENT. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written.

        23. PARTIES. This Agreement shall inure to the benefit of the Senior Creditor and its respective successors and assigns. This Agreement shall be binding upon the Borrower and the Junior Creditor and each of their respective successors and assigns, provided, however, as an express condition to any permitted assignment by the Junior Creditor of any of its obligations hereunder, the Junior Creditor shall be required to deliver to the Senior Creditor a written acknowledgement executed by the assignee of the Junior Creditor whereby such assignee acknowledges that the obligations of the Junior Creditor hereunder shall be binding upon, and enforceable against, such assignee with the same force and effect as if such assignee were an original party to this Subordination Agreement.

       24. WAIVER OF TRIAL BY JURY. Each party to this Agreement agrees that any suit, action or proceeding, whether claim, defense or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this Agreement or which in any way relates, directly or indirectly, to any event, transaction or occurrence arising out of or in any way connected with this Agreement or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE.




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     25.  VENUE; PERSONAL JURISDICTION; FULL FAITH AND CREDIT; PERSONAL
          SERVICE.

          (a) Venue for the adjudication of any claim or dispute arising out of this Agreement shall be proper only in the state or federal courts of the State of New York, and all parties to this Agreement hereby consent to such venue;

          (b) Each of the parties hereto intends and agrees that the courts of the jurisdictions in which such party is formed and in which such party conducts its business should afford full faith and credit to any judgment rendered by a court of the State of New York against any of the other parties hereto, and each of the parties hereto intends and agrees that such courts should hold that the New York courts have jurisdiction to enter a valid, IN PERSONAM judgment against any such party, as the case may be;

         (c) Each of the parties hereto agrees that service of any summons and complaint, and other process which may be served in any suit, action or other proceeding, may be made by mailing via U.S. certified or registered mail or by hand delivering a copy of such process to the party so served (as applicable) at its address specified in Section 25 of this Agreement; and

         (d) Each of the parties hereto expressly acknowledges and agrees that the provisions of this Section 25 are reasonable and made for the express benefit of the Senior Creditor.

        26. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and given to the parties by any of the following methods: (a) by certified U.S. mail, return receipt requested, postage prepaid; (b) by facsimile transmission (provided confirmation of the receipt thereof is obtained); (c) by recognized overnight courier service (e.g, Federal Express); or (d) by hand delivery.
All notices or communications under this Agreement shall be delivered to the following addresses (or to such other address as shall at any time be designated by any party in writing to the other parties):

If to NPM:           NPM Capital LLC
                     c/o Pembroke Companies, Inc.
                     1400 Colorado Street, No. C
                     Boulder City, Nevada 89005
                     Attention:  Lawrence J. Cohen

With a copy to:      Herbert T. Weinstein, Esq.
                     Proskauer Rose LLP
                     1585 Broadway
                     New York, NY  10036

If to NPO:           NPO Management LLC
                     c/o Millennium Financial Services, Inc.
                     70 East 55th Street, 6th Floor
                     New York, New York 10022
                     Attention:  Jay Chazanoff


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With a copy to:      Herbert T. Weinstein, Esq.
                     Proskauer Rose LLP
                     1585 Broadway
                     New York, NY  10036

If to the            Bridge Capital, LLC
Junior Creditor:     450 Park Avenue
                     New York, NY 10019
                     Attention: Ronald Kravit, Manager

With a copy to:      Patrick J. Foye, Esq.
                     Skadden, Arps, Slate, Meagher & Flom LLP
                     919 Third Avenue
                     New York, NY  10022

If to the Borrower:  DVL, Inc.
                     24 River Road
                     Bogota, NJ  07603
                     Attention: Daniel Baldwin, Esq.

With a copy to:      Leonard Gubar, Esq.
                     Reid & Priest LLP
                     40 West 57th Street
                     New York, NY  10019

        Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the effectiveness or the date of delivery for any notice sent in accordance with the foregoing provisions. Each such notice, request or other communication shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of the messenger or the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by addressee upon presentation.


















        IN WITNESS WHEREOF, the undersigned have duly caused this Subordination Agreement to be executed and delivered as of the date first above written.


                                     NPM CAPITAL LLC

                                     By: Pembroke Capital LLC, its Manager

                                By:  /s/ Lawrence J. Cohen
                                     ______________________________
                                     Name:  Lawrence J. Cohen
                                     Title: General Manager


                                     NPO MANAGEMENT LLC

                                     By: Omni Partnership Capital, Inc.

                                By:  /s/ Jay Chazanoff
                                     ______________________________
                                     Name:  Jay Chazanoff
                                     Title: President


                                     BRIDGE CAPITAL, LLC

                                By:  /s/ Ronald Kravit
                                     ______________________________
                                     Name:  Ronald Kravit
                                     Title: Manager


                                     DVL, INC.

                                By:  ______________________________
                                     Name:  Daniel Baldwin
                                     Title: Vice President and
                                            General Counsel












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